Exhibit 99.1

Tucows Announces Capital Efficiency Plan

TORONTO, October 31, 2024 – Tucows Inc. (NASDAQ:TCX, TSX:TC), a global internet services leader, has implemented a capital efficiency plan, including a significant layoff in its Ting business, in order to cut expenses and move towards Ting becoming self-sufficient. There were also layoffs at the Tucows head office level, as part of a shared services reorganization.

The plan includes a reduction in headcount that impacts approximately 42% of Ting's workforce and 17% of Tucows’ total workforce. “This decision was a difficult one and I want to acknowledge the impact it will have on the employees who are leaving,” said Tucows President and Chief Executive Officer, Elliot Noss. “These are hardworking people who have made significant contributions to the Company, and their dedication will be remembered. We do not take these measures lightly, and this decision was made with the deepest consideration for the future of the Ting business and its continued sustainability.”

“We undertook the capital efficiency plan after exploring all other options to finance Ting’s continued expansion,” Noss continued. “This plan will put the Ting and Tucows businesses back to paths of growing Adjusted EBITDA. With a more efficient cost structure and capital from our recent asset-backed securitization, we are focused on increasing penetration within our own footprints and within large partner markets like Memphis and Colorado Springs. Our goal is to transition Ting to a cash-generating business that sustains its own operations and growth.”

We expect this to lead to significant Adjusted EBITDA growth for Tucows in 2025 and for the Ting business to be in and around Adjusted EBITDA breakeven in 2025.

The capital efficiency plan will be discussed in more detail in the upcoming Q3 2024 Management Remarks on Thursday, November 7, 2024 at 5:05pm. Links to the third quarter remarks and related earnings reports will be available at www.tucows.com/investors/financials.

About Tucows

Tucows helps connect more people to the benefit of internet access through communications service technology, domain services, and fiber-optic internet infrastructure. Ting (https://ting.com) delivers fixed fiber Internet access with outstanding customer support. Wavelo (https://wavelo.com) is a telecommunications software suite for service providers that simplifies the management of mobile and internet network access; provisioning, billing and subscription; developer tools; and more. Tucows Domains (https://tucowsdomains.com) manages approximately 25 million domain names and millions of value-added services through a global reseller network of over 35,000 web hosts and ISPs. Hover (https://hover.com) makes it easy for individuals and small businesses to manage their domain names and email addresses. More information can be found on Tucows’ corporate website (https://tucows.com).

Tucows, Ting, Wavelo, and Hover are registered trademarks of Tucows Inc. or its subsidiaries.

This release includes forward-looking statements as that term is defined in the U.S. Private Securities Litigation Reform Act of 1995, including statements regarding our expectations regarding our future financial results and, including, without limitation, our expectations regarding our ability to realize synergies from the Enom acquisition and our expectation for growth of Ting Internet. These statements are based on management’s current expectations and are subject to a number of uncertainties and risks that could cause actual results to differ materially from those described in the forward-looking statements. Information about other potential factors that could affect Tucows’ business, results of operations and financial condition is included in the Risk Factors sections of Tucows’ filings with the Securities and Exchange Commission. All forward-looking statements should be evaluated with the understanding of their inherent uncertainty. All forward-looking statements are based on information available to Tucows as of the date they are made. Tucows assumes no obligation to update any forward-looking statements, except as may be required by law.

Contact:

Monica Webb

Vice President, Investor Relations

647.898.9924

mwebb@tucows.com